Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Coyle and Jay L. Kim, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 registering shares of common stock of Heartland Financial USA, Inc. issuable under the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan, and any and all amendments (including post-effective amendments), and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the following persons has signed below as of this 20th day of May, 2020.

Signature and Title
/s/ Lynn B. Fuller	/s/ Bruce K. Lee
Lynn B. Fuller	Bruce K. Lee
Executive Operating Chairman and Director (principal executive officer)	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
/s/ Janet M. Quick	/s/ Bryan R. McKeag
Janet M. Quick	Bryan R. McKeag
Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Robert B. Engel Robert B. Engel, Director	/s/ Susan G. Murphy Susan G. Murphy, Director
/s/ Mark C. Falb	/s/ Barry H. Orr
Mark C. Falb, Director	Barry H. Orr, Director
/s/ Thomas L. Flynn	/s/ John K. Schmidt
Thomas L. Flynn, Director	John K. Schmidt, Director
/s/ Jennifer K. Hopkins	/s/ Martin J. Schmitz
Jennifer K. Hopkins, Director	Martin J. Schmitz, Director
/s/ R. Michael McCoy	/s/ Duane E. White
R. Michael McCoy, Director	Duane E. White, Director